Exhibit 99.3

BANK OF SMITHTOWN
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

Amended and Restated Effective January 1, 2005

THIS SECOND AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the “Agreement”) is entered into as of this _______ day of ________________, 2008, by and between the Bank of Smithtown, with its main office in Smithtown, New York (the “Bank”), and Bradley E. Rock, Chairman, President and Chief Executive Officer (the “Executive”).

WHEREAS, the Executive has contributed substantially to the success of the Bank, and the Bank therefore desires that the Executive continue in its employ; and

WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide supplemental retirement benefits to the Executive, payable out of the Bank’s general assets.

WHEREAS, certain modifications are necessary to bring the Agreement into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations and guidance issued thereunder (collectively referred to herein as “Section 409A)

NOW THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings specified:

1.1           “Accrual Balance” means the amount required to be accrued by the Bank under generally accepted accounting principles to account for benefits that may become payable to the Executive under this Agreement.

1.2           “Change in Control” means any of the following:

(a)
Merger:  The Company merges into or consolidates with another corporation, or merges another corporation into the Company and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

(b)
Acquisition of Significant Share Ownership:  A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person(s) has or have become the beneficial owner(s) of 25% or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)
Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

(d)	Sale of Assets: The Company sells to a third party all or substantially all of its assets.

1.3           “Company” means Smithtown Bancorp, Inc. or any successor thereto.

1.4           “Disability” means the Executive suffers a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier’s or Social Security Administration’s determination upon request.  Notwithstanding the foregoing, if any provision of this Agreement would cause a payment of deferred compensation to be made upon the occurrence of the Executive’s Disability, then such payment shall not be made unless such Disability also constitutes a “disability” within the meaning of Section 409A.  Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the time of payment schedule that would have applied in the absence of a Disability.

1.5           “Early Termination” means the Executive’s Termination of Employment with the Bank before Normal Retirement Age for reasons other than: Termination for Cause, death, Disability, Termination under Article 5 of this Agreement, or termination for reasons other than Termination for Cause within 36 months on or after the effective date of a Change in Control.

1.6           “Early Termination Date” means the month, day and year in which Early Termination occurs.

1.7           “Effective Date” means January 1, 2005 with respect to the second amended and restated Agreement.  The original effective date was January 1, 2004..  The Agreement was also amended and restated on January 30, 2007.

1.8           “Final Average Compensation” means the highest average amount of base salary paid to the Executive for the three consecutively completed calendar years preceding the Executive’s termination of employment.

1.9           “Normal Retirement Age” means the Executive’s 60th birthday.

1.10         “Normal Retirement Date” means the later of Normal Retirement Age or the Executive’s Termination of Employment with the Bank.

1.11         reserved

1.12         “Social Security Benefit” means the amount, based upon the Executive’s estimated earnings history to the date of Termination of Employment, to which the Executive would be entitled under the old age provisions of the Social Security Act upon attainment of the normal Social Security retirement age.

1.13         “Termination for Cause” means Termination of Employment because of the Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar infractions) or a final cease-and-desist order.

1.14         “Termination of Employment” with the Bank means that the Executive shall have ceased to be employed by the Bank by reason of his death, Disability or upon his “Separation from Service”.  For  purposes of this Agreement, a “Separation from Service” means a termination of the Executive’s services (whether as an employee or a an independent contractor) to the Bank, other than by reason of death or Disability.  Whether a Separation from Service has occurred shall be determined in accordance with the requirements of Section 409A based on whether the facts and circumstances indicate that the Bank and the Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty six (36) month period.

ARTICLE 2
LIFETIME BENEFITS

2.1           Normal Retirement Benefit. Upon the Executive’s Termination of Employment on or after the Normal Retirement Age for reasons other than death or Termination for Cause, the Bank shall pay to the Executive the benefit described in Section 2.1.1, less any reduction pursuant to Section 2.1.2, instead of any other benefit under this Agreement.

2.1.1       Amount of Benefit. The annual benefit under this Section 2.1 is seventy percent (70%) of the Executive’s Final Average Compensation, subject to reduction as set forth in Section 2.1.2.

2.1.2       Benefit Reduction. The annual benefit under this Section 2.1 shall be reduced by the sum of the following amounts:

(a)	Fifty percent (50%) of the amount of the Executive’s annual Social Security Benefit;

(b)	The value of employer contributions under the Bank’s 401(k) Plan;

(c)	The value of employer contributions under the Bank’s Executive Deferred Compensation Plan; and

(d)	The value of employer contributions under the Bank’s Long-Term Incentive Retirement Plan.

2.1.3       Payment of Benefit. Beginning with the month after the Executive’s Normal Retirement Date, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for life with 15 years of payments guaranteed.

2.1.4       Application of Reduction. If any benefit described in Subsection 2.1.2 is not payable as a single life annuity or does not commence at the same time as the Executive’s benefit under this Agreement, the Bank shall, for purposes of this section, convert the value of such benefit into an actuarially equivalent single life annuity benefit commencing at the same time as the benefit under this Agreement. If the Executive would be entitled to a benefit described in Subsection 2.1.2, but for his failure to apply for such benefit, Subsection 2.1.2 will be applied as if the Executive had applied for and received the benefit.  Changes in a benefit described in Subsection 2.1.2 that occur after commencement of the Executive’s benefit under this Agreement, because of changes in the plan or program under which the benefit is provided or because of cost of living adjustments, will not change the amount of the reduction under Subsection 2.1.2 hereof.

2.2           Early Termination Benefit.  Upon the Executive’s Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 instead of any other benefit under this Agreement.

2.2.1       Amount of Benefit. The Early Termination benefit under this Section 2.2 shall equal the Accrual Balance as of the date immediately preceding the Early Termination Date.

2.2.2       Payment of Benefit.  Beginning with the month after the Executive attains Normal Retirement Age, the Bank shall pay the Early Termination benefit to the Executive in 12 equal monthly installments on the first day of each month.  The benefit shall be paid to the Executive for life with 15 years of payments guaranteed.

2.3           Disability Benefit. If the Executive terminates employment because of Disability before the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 instead of any other benefit under this Agreement.

2.3.1       Amount of Benefit. The Disability annual benefit under this Section 2.3 shall equal the Normal Retirement benefit described in Section 2.1 of the Agreement.

2.3.2       Payment of Benefit. Beginning with the month after Normal Retirement Age, the Bank shall pay the Disability annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for life, with 15 years of payments guaranteed.

2.4 Change in Control Benefit. If the Executive’s employment with the Bank terminates for reasons other than a Termination for Cause within 36 months on or after the effective date of a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 instead of any other benefit under this Agreement.  However, no benefits shall be payable if the Executive is terminated under Article 5 of this Agreement.

2.4.1       Amount of Benefit. The benefit under this Section 2.4 shall equal the Normal Retirement benefit described in Section 2.1 of the Agreement, determined by projecting the Executive’s Final Average Compensation under Section 2.1.2 to the Executive’s Normal Retirement Age and using the assumptions set forth in Appendix A hereto.

2.4.2       Payment of Benefit. The Bank shall pay the Change in Control benefit under Section 2.4 of this Agreement to the Executive in an actuarially equivalent lump sum within three days after the Executive’s Termination of Employment.

2.5           Change in Control Payout of Vested Normal Retirement Benefit, Vested Early Termination Benefit or Vested Disability Benefit Being Paid at the Time of a Change in Control. Subject to compliance with Section 409A, if a Change in Control occurs at any time during the entire supplemental retirement benefit payment period and at such time the Executive (or his beneficiary or estate) is receiving a benefit under Section 2.1.3, Section 2.2.2, or Section 2.3.2 or Article 3 hereof, the Bank shall pay the remaining supplemental retirement benefits to the Executive, the Executive’s beneficiaries, or the Executive’s estate in a lump sum within three days after the effective date of the Change in Control. The lump sum payment due to the Executive, beneficiaries, or estate as a result of a Change in Control shall be an amount equal to the actuarial equivalent of the Accrual Balance amount corresponding to the particular benefit then being paid to the Executive, beneficiaries, or estate after deduction of any benefits already paid during the period from Termination of Employment to payment of the lump sum amount.  For purposes of this Section 2.5 only, a “Change in Control” means a “change in ownership,” “change in effective control” or “change in ownership of a substantial portion of assets” for purposes of Section 409A.

ARTICLE 3
DEATH BENEFITS

3.1           Death During Active Service. Except as provided in Section 5.1, if the Executive dies in active service to the Bank before Normal Retirement Age, instead of any benefit payable under this Agreement, the Bank shall pay to the Executive’s beneficiary(ies) the benefit the Executive would have received if the Executive had retired on the date immediately preceding his death and was deemed to be of Normal Retirement Age.  The annual benefit shall be paid to the Executive’s beneficiary(ies) for 15 years.

3.2           Death During Benefit Period. If the Executive dies after benefit payments under Article 2 of this Agreement have commenced but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive’s beneficiary(ies) at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

3.3           Death After Termination of Employment but Before Benefit Payments Commence.  If the Executive is entitled to benefit payments under Article 2 but dies before payments commence, the benefits shall be payable to the Executive’s beneficiary(ies), but payments shall commence on the first day of the month after the date of the Executive’s death. Payments shall be made at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

ARTICLE 4
BENEFICIARIES

4.1           Beneficiary Designations. The Executive shall designate a beneficiary or beneficiaries by filing a written designation form with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will be effective only if signed by the Executive and accepted by the Bank during the Executive’s lifetime. The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive’s estate.

4.2           Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require such proof of incapacity, minority or guardianship as the Bank deems appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for such benefit.

ARTICLE 5
GENERAL LIMITATIONS

5.1           Suicide or Misstatement.  The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. Additionally, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

5.2           Removal.  If the Executive is removed from office or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued by the Bank’s primary banking regulator, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

ARTICLE 6
CLAIMS AND REVIEW PROCEDURES

6.1           Claims Procedure. A person or beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

6.1.1       Initiation - Written Claim.  The claimant shall initiate a claim by submitting to the Bank a written claim for benefits.

6.1.2       Timing of Bank Response.  The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank may extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

6.1.3       Notice of Decision.  If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of the Agreement on which the denial is based,

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,
(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures, and

(e) A statement of the claimant’s right to bring a civil action under ERISA (the Employee Retirement Income Security Act of 1974) Section 502(a) following an adverse benefit determination on review.

6.2           Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

6.2.1       Initiation - Written Request.  To initiate the review, the claimant, within 60 days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.

6.2.2       Additional Submissions - Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

6.2.3       Considerations on Review.  In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.4       Timing of Bank Response.  The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

6.2.5       Notice of Decision.  The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of the Agreement on which the denial is based,

(c)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

ARTICLE 7
MISCELLANEOUS

7.1           Actuarial Equivalency.  Whenever an actuarial equivalent must be determined under this Agreement, it shall be determined in the same manner, and with the same interest and mortality factors, as such equivalent would be determined under the provisions of the pension plan in effect at the time such determination is to be made, or, if no pension plan is in effect on such date, using reasonable actuarial factors selected by the Administrator.

7.2           Amendments and Termination.  This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

7.3           Binding Effect.  This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

7.4           No Guarantee of Employment.  This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Executive at any time. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

7.5           Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

7.6           Successors; Binding Agreement.  By an assumption agreement in form and substance satisfactory to the Executive, the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred. The Bank’s failure to obtain such an assumption agreement before the succession becomes effective shall be considered a breach of this Agreement and shall entitle the Executive to the Change in Control benefit provided in Section 2.4.

7.7           Tax Withholding.  The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

7.8           Applicable Law.  Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws of such state.

7.9           Unfunded Arrangement.  The Executive and the Executive’s beneficiary(ies) are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The right to benefits under the Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Bank to which the Executive and beneficiary(ies) have no preferred or secured claim.

7.10        Administration.  The Bank shall have the powers that are necessary to administer this Agreement, including, but not limited to, the power to:

(a)            interpret the provisions of the Agreement;

(b)           establish and revise the method of accounting for the Agreement;

(c)            maintain a record of benefit payments; and

(d)	establish rules and prescribe forms necessary or desirable to administer the Agreement.

7.11        Named Fiduciary.  The Bank shall be the named fiduciary and Plan Administrator (the “Administrator”) under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

7.12        Severability.  If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall in no way affect the remainder of the provision, and the remainder of such provision, together with all other provisions of this Agreement, shall continue in full force and effect to the full extent consistent with law.

7.13        Headings.  The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

7.14        Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address(es) as either party may designate by like notice.

(a)	If to the Bank, to:	Board of Directors
Bank of Smithtown
One East Main Street
Smithtown, New York 11787

(b)	If to the Executive, to:

The address maintained in the records of the Bank.

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

7.15        Entire Agreement.  This Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

7.15         Specified Employees.  Despite any contrary provision of this Agreement, if, when the Executive’s service terminates, the Executive is a “specified employee,” as defined in Section 409A, and if any payments under this Agreement will result in additional tax or interest to the Executive because of Section 409A, the Executive shall not be entitled to payment until the earliest of (i) the date that is at least six months after termination of the Executive’s employment for reasons other than the Executive’s death, (ii) the date of the Executive’s death, or (iii) any earlier date that does not result in additional tax or interest to the Executive under Section 409A.  If any provision of this Agreement would subject the Executive to additional tax or interest under Section 409A, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest.

IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Second Amended and Restated Agreement as of the day and year first written above.

BANK OF SMITHTOWN

By:

EXECUTIVE

Bradley E. Rock